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                             BELL, BOYD & LLOYD LLC
                       70 West Madison Street, Suite 3300
                                Chicago, IL 60602
                                 (312) 372-1121
                               Fax: (312) 372-2098


                                 April 28, 2000



         As counsel for PPM America Funds (the "Registrant"), we consent to the incorporation by reference of our opinion filed with the Registrant's registration statement on Form N-1A on December 2, 1998 (Securities Act file no. 333-63295).

         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                               /s/ Bell, Boyd & Lloyd LLC

                                               Bell, Boyd & Lloyd LLC